Exhibit 10.1

$200,000,000

GMX RESOURCES INC.

11.375% Senior Notes due 2019

PURCHASE AGREEMENT

February 4, 2011

CREDIT SUISSE SECURITIES (USA) LLC

MORGAN STANLEY & CO. INCORPORATED

As Representatives of the Several Purchasers,

c/o Credit Suisse Securities (USA) LLC (“Credit Suisse”),

Eleven Madison Avenue,

New York, New York 10010

c/o Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Dear Sirs:

1. Introductory. GMX Resources Inc., an Oklahoma corporation (the “Company”), agrees with the several initial purchasers named in Schedule A hereto (the “Purchasers”) subject to the terms and conditions stated herein, to issue and sell to the several Purchasers U.S.$200 million principal amount of its 11.375% Senior Notes due 2019 (“Offered Securities”) to be issued under an indenture, dated as of February 9, 2011 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Offered Securities will be unconditionally guaranteed as to the payment of principal and interest by the Company’s subsidiaries listed in Schedule C (the “Guarantors” and such guarantees, the “Guarantees”).

The holders of the Offered Securities will be entitled to the benefits of a Registration Rights Agreement dated as of the Closing Date among the Company, the Guarantors and the Purchasers (the “Registration Rights Agreement”), pursuant to which the Company and the Guarantors agree to file with the Commission (as defined below) (i) a registration statement under the Securities Act (as defined below) relating to another series of debt securities of the Company with terms substantially identical to the Offered Securities (and together with the Guarantees related thereto, the “Exchange Securities”) to be offered in exchange for the Offered Securities (the “Exchange Offer”) and (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 of the Securities Act registering the resale of the Offered Securities and the related Guarantees under the Securities Act.

This Agreement, the Offered Securities, the Indenture (including each Guarantee set forth therein) and the Registration Rights Agreement are herein collectively referred to as the “Transaction Documents.”

The net proceeds from the offering of the Offered Securities will be used (i) to fund a tender offer (the “Tender Offer”) for up to $50.0 million of the Company’s 5.00% Convertible Senior Notes due 2013, (ii) to repay the current outstanding balance under the Company’s existing Revolving Credit Agreement (as defined below), (iii) to fund the purchase price of pending acquisitions of undeveloped oil and gas leases for approximately $68.3 million, (iv) for the Company’s exploration and development program and (v) for other general corporate purposes.

Substantially concurrently with the offering of the Offered Securities, the Company will conduct (i) the Tender Offer and (ii) a registered offering (the “Equity Offering”) of 21,075,000 shares of the Company’s common stock, par value $4.75 per share, plus up to an additional 3,161,250 shares of the Company’s common stock that may be purchased at the option of the underwriters of such Equity Offering. In connection with the transactions described herein, the Company has entered into an amendment and restatement of its existing Revolving Credit Agreement.

Each of the Company and the Guarantors hereby agrees with the several Purchasers as follows:

2. Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors represent and warrant to, and agree with, the several Purchasers that:

(a) Offering Circulars; Certain Defined Terms. The Company has prepared or will prepare a Preliminary Offering Circular and a Final Offering Circular.

For purposes of this Agreement:

“Applicable Time” means 8:55 a.m. (New York City time) on the date of this Agreement.

“Closing Date” has the meaning set forth in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Final Offering Circular” means the final offering circular relating to the Offered Securities to be offered by the Purchasers that discloses the offering price and other final terms of the Offered Securities and is dated as of the date of this Agreement (even if finalized and issued subsequent to the date of this Agreement).

“Free Writing Communication” means a written communication (as such term is defined in Rule 405) that constitutes an offer to sell or a solicitation of an offer to buy the Offered Securities and is made by means other than the Preliminary Offering Circular or the Final Offering Circular.

“General Disclosure Package” means the Preliminary Offering Circular together with any Issuer Free Writing Communication existing at the Applicable Time which is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B hereto.

“Issuer Free Writing Communication” means a Free Writing Communication prepared by or on behalf of the Company, used or referred to by the Company or containing a description of the final terms of the Offered Securities or of their offering, in the form retained in the Company’s records.

“Preliminary Offering Circular” means the preliminary offering circular, dated January 28, 2011, relating to the Offered Securities to be offered by the Purchasers.

“Revolving Credit Agreement” means, that certain Fourth Amended and Restated Loan Agreement dated as of July 8, 2010, among the Company, as borrower, Capital One, National Association, a national banking association, as administrative agent and the other financial institutions from time to time party thereto, as amended and supplemented by the first amendment thereto, dated December 13, 2010, and the second amendment thereto dated December 21, 2010, as may be further amended, amended and restated, supplemented or otherwise modified form time to time.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Securities Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange and the NASDAQ Stock Market (the “Exchange Rules”).

“Supplemental Marketing Material” means any Issuer Free Writing Communication other than any Issuer Free Writing Communication specified in Schedule B hereto. Supplemental Marketing Materials include, but are not limited to, the electronic Bloomberg roadshow slides and the accompanying audio recording.

References herein to the Preliminary Offering Circular, the General Disclosure Package and the Final Offering Circular shall be deemed to refer to and include any document incorporated by reference therein.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Securities Act.

(b) Disclosure. As of the date of this Agreement, the Final Offering Circular does not, and as of the Closing Date, the Final Offering Circular will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Applicable Time, and as of the Closing Date, neither (i) the General Disclosure Package, nor (ii) any individual Supplemental Marketing Material, when considered together with the General Disclosure Package, included, or will include, any untrue statement of a material fact or omitted, or will omit, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding two sentences do not apply to statements in or omissions from the Preliminary or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material based upon written information furnished to the Company by any Purchaser through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof. Except as disclosed in the General Disclosure Package, on the date of this Agreement, the Company’s Annual Report on Form 10-K most recently filed with the Commission and all subsequent reports (collectively, the “Exchange Act Reports”) which have been filed by the Company with the Commission or sent to shareholders pursuant to the Exchange Act and incorporated by reference in the Preliminary or Final Offering Circular do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the Rules and Regulations.

(c) Good Standing of the Company and the Guarantors. Each of the Company and each Guarantor has been duly incorporated and is validly existing and in good standing under the laws of the states or other jurisdictions in which they are incorporated, with full power and authority (corporate and other) to own, lease and operate their properties and conduct their businesses as described in each of the General Disclosure Package and the Final Offering Circular; and the Company and each Guarantor is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or leasing of property or the conduct of its business legally requires such qualification, except where the failure to be so qualified, individually or in the aggregate, would not have a Material Adverse Effect (as defined below). The term “Material Adverse Effect” as used herein means any material adverse effect on the condition (financial or other), net worth, business, management, results of operations or cash flow of the Company and its Subsidiaries, taken as a whole.

(d) Subsidiaries. Each Subsidiary of the Company and each Subsidiary of the Guarantors has been duly incorporated, formed or organized, as applicable, and is existing and in good standing under the laws of the jurisdiction of its incorporation, formation or organization, as applicable, with power and authority (corporate and other) to own, lease and operate their properties and conduct its business as described in each of the General Disclosure Package and the Final Offering Circular; and each Subsidiary of the Company and each Subsidiary of the Guarantors is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or leasing of property or the conduct of its business requires such qualification, all of the issued and outstanding equity of each Subsidiary of the Company and each Subsidiary of the Guarantors has been duly authorized and validly issued and, in the case of each such Subsidiary that is a corporation, is fully paid and nonassessable; and the equity of each Subsidiary owned by the Company or each Guarantor, directly or through subsidiaries, is owned free and clear from any liens (except for liens under the Revolving Credit Facility) and defects. The Company has no significant subsidiaries (as such term is defined in Rule 1-02(w) of Regulation S-X promulgated by the Commission) other than those Subsidiaries listed on Schedule D hereto (the “Subsidiaries”).

(e) Corporate Structure. The entities listed on Schedule E hereto are the only subsidiaries, direct or indirect, of the Company.

(f) No Material Adverse Change. None of the Company, the Guarantors nor any of their respective Subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the General Disclosure Package or Final Offering Circular any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree other than as set forth in each of the General Disclosure Package and the Final Offering Circular and, since the respective dates as of which information is given in the General Disclosure Package, there has not been any change in the capital stock or long-term debt of the Company, the Guarantors or any of their respective Subsidiaries or any Material Adverse Change (as defined below), or any development involving a prospective Material Adverse Change, otherwise than as set forth in each of the General Disclosure Package and the Final Offering Circular. The term “Material Adverse Change” as used herein means any change that has a Material Adverse Effect.

(g) Indenture; Offered Securities. The Indenture has been duly authorized; the Offered Securities have been duly authorized and, when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date, the Indenture will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered, will conform to the information in the General Disclosure Package and will conform to the description of such Offered Securities contained in the Final Offering Circular and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (collectively, the “Enforceability Exceptions”) and entitled to the benefits provided by the Indenture.

(h) Trust Indenture Act. On the Closing Date, the Indenture will conform in all material respects to the requirements of the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

(i) No Finder’s Fee. Except as disclosed in the General Disclosure Package and the Final Offering Circular, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Purchaser for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(j) Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company and the Guarantors; and, when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date, the Registration Rights Agreement will have been duly executed and delivered and will be the valid and legally binding obligations of the Company and the Guarantors, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(k) Exchange Securities. On the Closing Date, the Exchange Securities will have been duly authorized by the Company and the Guarantors; and when the Exchange Securities are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Securities will be entitled to the benefits of the Indenture and will be the valid and legally binding obligations of the Company and the Guarantors, enforceable in accordance with their terms, subject to the Enforceability Exceptions.

(l) Guarantees. The Guarantees to be endorsed on the Offered Securities by each Guarantor has been duly authorized by such Guarantor; and, when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date and issued, executed and authenticated in accordance with the terms of the Indenture, the Guarantee of each Guarantor endorsed thereon will have been duly executed and delivered by each such Guarantor, will conform to the description thereof contained in the Final Offering Circular and will constitute valid and legally binding obligations of such Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Guarantee to be endorsed on the Exchange Securities by each Guarantor has been duly authorized by such Guarantor; and, when issued, will have been duly executed and delivered by each such Guarantor and will conform to the description thereof contained in the Final Offering Circular. When the Exchange Securities have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Guarantee of each Guarantor endorsed thereon will constitute valid and legally binding obligations of such Guarantor, enforceable in accordance with its terms, subject to the Enforceability Exceptions.

(m) Absence of Further Requirements. No consent, approval, authorization, or order, registration or qualification of or with any person (including any governmental agency or body or any court) is required for the execution, delivery and performance of the Transaction Documents consummation of the transactions contemplated by the Transaction Documents in connection with the offering, including the issuance and sale of the Offered Securities and the Guarantees by the Company and the Guarantors, except for (i) the order of the Commission declaring effective the Exchange Offer Registration Statement or, if required, the Shelf Registration Statement (each as defined in the Registration Rights Agreement) and (ii) such as have been obtained, or made and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Offered Securities to investors.

(n) Independent Accounting Firms. Grant Thornton LLP, the accounting firm that (i) has issued an opinion on the financial statements filed with or incorporated by reference in and as a part of the General Disclosure Package and the Final Offering Circular and (ii) will deliver the comfort letters set forth under Section 7(a) of this Agreement, is an independent registered public accounting firm within the meaning of the Securities Act and the Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board (“PCAOB”) of the United States. Smith Carney & Co., the accounting firm that will deliver the comfort letters set forth under Section 7(a) of this Agreement, is an independent registered public accounting firm within the meaning of the Securities Act and the Rules and Regulations and PCAOB of the United States. The Company and each of the Guarantors maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accounts for assets are compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto. Except as described in each of the General Disclosure Package and the Final Offering Circular, the consolidated financial statements and schedules of the Company, including the notes thereto, filed with (or incorporated by reference) and as a part of the General Disclosure Package or Final Offering Circular, present fairly the financial condition of the Company, the Guarantors and their respective consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and changes in financial position and consolidated statements of cash flow for the respective periods covered thereby, and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved except as otherwise disclosed therein. All adjustments necessary for a fair presentation of results for such periods have been made consistent and, in compliance with, accounting principles generally accepted in the United States, the Securities Act and the Rules and Regulations, except that unaudited interim financial statements are subject to year-end audit adjustments. The selected financial data included or incorporated by reference in the General Disclosure Package and Final Offering Circular present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements. Any operating or other statistical data included or incorporated by reference in the General Disclosure Package and Final Offering Circular comply in all material respects with the Securities Act and the Rules and Regulations and present fairly the information shown therein and are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived. All non-GAAP financial information included (or incorporated by reference) in the General Disclosure Package or Final Offering Circular complies in all material respects with the requirements of Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(o) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of the Transaction Documents, the issuance and sale of the Offered Securities and Guarantees, the application of the proceeds thereof as described in the General Disclosure Package, the Final Offering Circular, compliance with the terms and provisions of the Transaction Documents and the consummation of the Equity Offering and the application of proceeds therefrom will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company, the Guarantors or any of their respective Subsidiaries pursuant to, (i) the charter or by-laws of the Company, the Guarantors or any of their respective Subsidiaries, (ii) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, the Guarantors or any of their respective Subsidiaries or any of their properties, or (iii) assuming the amendment and restatement to the Revolving Credit Agreement, as described in the General Disclosure Package and the Final Offering Circular, becomes effective, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, the Guarantors or any of their respective Subsidiaries is a party or by which the Company, the Guarantors or any of their respective Subsidiaries is bound or to which any of the properties or assets of the Company, the Guarantors or any of their respective Subsidiaries is subject, except to such extent as, individually or in the aggregate, does not have a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Guarantors or any of their respective Subsidiaries; provided however, that neither the Tender Offer nor any agreement to conduct the Tender Offer shall be considered a Debt Repayment Triggering Event.

(p) Absence of Existing Defaults and Conflicts. None of the Company, the Guarantors or their respective Subsidiaries is, or with the giving of notice or lapse of time or both would be, in default or violation with respect to its certificate of incorporation or by-laws. None of the Company, the Guarantors or any of their respective Subsidiaries is in default, and no event has occurred that, with the giving of notice or lapse of time or both would constitute a default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company, the Guarantors or any of their respective Subsidiaries is a party or by which the Company, the Guarantors or any of their respective Subsidiaries is bound or to which any of the properties or assets owned by the Company, the Guarantors or any of their respective Subsidiaries is subject, or in violation of any statutes, laws, ordinances or governmental rules or regulations or any orders or decrees to which it is subject, including, without limitation, Section 13 of the Exchange Act, which default or violation, individually or in the aggregate, would have a Material Adverse Effect.

(q) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

(r) Possession of Licenses and Permits. Each of the Company, the Guarantors and their respective Subsidiaries is in possession of and is operating in compliance with all franchises, grants, authorizations, licenses, certificates, permits, easements, consents, orders and approvals (“Permits”) from all state, federal, foreign and other regulatory authorities, and has satisfied the requirements imposed by regulatory bodies, administrative agencies or other governmental bodies, agencies or officials, that are required for the Company, the Guarantors and their respective Subsidiaries lawfully to own, lease and operate their properties and conduct their businesses as described in each of the General Disclosure Package and the Final Offering Circular, and each of the Company, the Guarantors and their respective Subsidiaries is conducting its business in compliance with all of the laws, rules and regulations of each jurisdiction in which it conducts its business, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; each of the Company, the Guarantors and their respective Subsidiaries has filed all notices, reports, documents or other information (“Notices”) required to be filed under applicable laws, rules and regulations, in each case, with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; and, except as otherwise specifically described in each of the General Disclosure Package and the Final Offering Circular, none of the Company, the Guarantors or any of their respective Subsidiaries has received any notification from any court or governmental body, authority or agency, relating to the revocation or modification of any such Permit or to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration or qualification (“Approvals”) from such regulatory authority is needed to be obtained by any of them, in any case where it is reasonably expected that obtaining such Approvals or the failure to obtain such Approvals, individually or in the aggregate, would have a Material Adverse Effect.

(s) Taxes. The Company, the Guarantors and their respective Subsidiaries have filed all necessary federal, state and material foreign income and material franchise tax returns required to be filed prior to the date hereof (taking into account extensions requested in good faith by the Company and in compliance with applicable tax rules and regulations) and paid all taxes shown as due thereon; all such tax returns are complete and correct in all material respects; all material tax liabilities are adequately provided for on the books of the Company, the Guarantors and their respective Subsidiaries; and the Company and the Guarantors have no knowledge of any tax proceeding or action pending or threatened against the Company, the Guarantors or any of their respective Subsidiaries that, individually or in the aggregate, might have a Material Adverse Effect.

(t) Absence of Labor Dispute. No labor disturbance exists with the employees of the Company, the Guarantors or any of their respective Subsidiaries or, to the knowledge of the Company, is imminent that, individually or in the aggregate, would have a Material Adverse Effect. None of the employees of the Company, the Guarantors or any of their respective Subsidiaries is represented by a union and, to the knowledge of the Company, the Guarantors and any of their respective Subsidiaries, no union organizing activities are taking place. Neither the Company, the Guarantors nor any of their respective Subsidiaries has violated any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, nor any applicable wage or hour laws, or the rules and regulations thereunder, or analogous foreign laws and regulations, that would, individually or in the aggregate, result in a Material Adverse Effect.

(u) Possession of Intellectual Property. Except as described in each of the General Disclosure Package and the Final Offering Circular, the Company, the Guarantors and their respective Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent licenses, trademarks, service marks and trade names necessary to conduct the business now operated by them, and neither the Company, the Guarantors nor any of their respective Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(v) Title to Properties. Each of the Company, the Guarantors and their respective Subsidiaries have (i) good and Defensible (as defined below) title to all its interests in its producing natural gas and oil properties (including oil and gas wells, producing leasehold interests and appurtenant personal property) as described in the General Disclosure Package and the Final Offering Circular as owned by it, (ii) investigated title in accordance with customary industry procedures prior to acquiring any non-producing leasehold properties (including undeveloped locations or leases held by production, and those leases not held by production and including exploration prospects) described in the General Disclosure Package and the Final Offering Circular as owned by it, (iii) good and indefeasible title to its other real property as described in the General Disclosure Package and the Final Offering Circular as owned by it and (iv) good title to its personal property as described in the General Disclosure Package and the Final Offering Circular as owned by it, in each case free and clear of all liens, claims, security interests, equities, or other encumbrances except those (a) described in each of the General Disclosure Package and the Final Offering Circular or (b) that do not materially interfere with the use or value of such properties taken as a whole as described in each of the General Disclosure Package and the Final Offering Circular. All real property and buildings held under lease or license by the Company or its Subsidiaries are held under valid and subsisting and enforceable leases or licenses with such exceptions as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in each of the General Disclosure Package and the Final Offering Circular. As used herein, “Defensible” means, with respect to title to the producing properties (including oil and gas wells and producing leasehold interests) described in the General Disclosure Package and the Final Offering Circular as being owned by the Company, the Guarantors or any of their respective Subsidiaries, that the Company, the Guarantors and their respective Subsidiaries (1) are entitled to receive not less than the net revenue interests of such properties as set forth in the reserve reports of (x) MHA Petroleum Consultants, an independent petroleum engineering firm, dated as of January 23, 2011 and (y) DeGolyer and MacNaughton, an independent petroleum engineering firm, dated as of January 17, 2011 (collectively, the “Reserve Reports”) of all hydrocarbons and minerals produced, saved and marketed from such properties, and proceeds thereof, all without reduction, suspension or termination of such interests throughout the productive life of such properties, and (2) are obligated to bear a share of the costs and expenses relating to the maintenance, exploration, drilling, completion, development, operation, plugging and abandonment of such properties greater than the working interests of such properties as set forth in the Reserve Reports, without increase throughout the life of such properties.

(w) Environmental Laws. Except as described in each of the General Disclosure Package and the Final Offering Circular, there is no material pending action, suit or other proceeding involving the Company, the Guarantors or any of their respective Subsidiaries or any of their material assets for any failure of the Company, the Guarantors or any of their respective Subsidiaries, or any predecessor thereof, to comply with any requirements of federal, state or local regulation relating to air, water, solid waste management, hazardous or toxic substances, or the protection of health, safety or the environment. Except as described in each of the General Disclosure Package and the Final Offering Circular, none of the property owned or leased by the Company, the Guarantors or any of their respective Subsidiaries is, to the best knowledge of the Company or the Guarantors (i) contaminated with waste or hazardous or toxic substances in material amounts or in amounts that pose a threat to employees or visitors, and (ii) none of the Company, the Guarantors or any of their respective Subsidiaries may be deemed an “owner or operator” of a “facility” or “vessel” that owns, possesses, transports, generates or disposes of a “hazardous substance” as those terms are defined in §9601 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §9601 et seq. which status would result in a Material Adverse Effect.

(x) ERISA. The Company, the Guarantors and their respective Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in Section 4043 of ERISA and the regulations thereunder) for which the 30-day notice requirement has not been waived by the Pension Benefit Guarantee Corporation has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company, the Guarantors and their respective Subsidiaries would have any liability; the Company, the Guarantors and their respective Subsidiaries have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company, the Guarantors or any of their respective Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects, and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification.

(y) Insurance. The Company, the Guarantors and their respective Subsidiaries maintain insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, directors’ and officers’ insurance, insurance covering real and personal property owned or leased by the Company, the Guarantors and their respective Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect. None of the Company, the Guarantors or any of their respective Subsidiaries has been refused any insurance coverage sought or applied for, and the none of the Company, the Guarantors, or any such Subsidiary has any reason to believe that it, the Guarantors and their respective Subsidiaries will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(z) Investment Company Act. Neither the Company nor any Guarantor is and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, the consummation of the Equity Offering and the application of the proceeds therefrom and the consummation of the Tender Offer, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(aa) Accurate Disclosure. The statements in the General Disclosure Package and the Final Offering Circular under the headings “Certain U.S. Federal Income Tax Considerations”, “Description of Other Indebtedness and Preferred Stock,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(bb) Absence of Manipulation. None of the Company, the Guarantors or their respective affiliates has, either alone or with one or more other persons, bid for or purchased for any account in which it or any of its affiliates had a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities.

(cc) Internal Controls and Compliance with the Sarbanes-Oxley Act. There is not currently and has not in the past been a failure on the part of the Company, the Guarantors or their respective Subsidiaries or, to the Company’s or the Guarantor’s knowledge, any of its respective directors or officers, in their capacities as such, to comply with any applicable provisions of Sarbanes-Oxley and the rules and regulations promulgated in connection therewith, including Sections 302, 402 and 906, and the statements contained in any certification pursuant to Sarbanes-Oxley and related rules and regulations are complete and correct. The Company and each Guarantor has established and maintains disclosure controls and procedures and internal control over financial reporting as are currently required (as such terms are defined in Rule 13a-15 and 15d-15 under the Exchange Act); the Company’s and the Guarantor’s disclosure controls and procedures (A) are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to management, including the principal executive and principal financial officer of the Company, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, and that such information is recorded, processed, summarized and reported, within the time periods specified in the Exchange Act and the Rules and Regulations; (B) have been evaluated for effectiveness; and (C) are effective in all material respects to perform the functions for which they were established. Except as discussed with the Company’s auditors and audit committee and as disclosed in each of the General Disclosure Package and the Final Offering Circular, (A) there are no significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company’s or the Guarantor’s ability to record, process, summarize, and report financial data and (B) there is, and there has been, no fraud, whether or not material, that involves management or other employees who have a role in the Company’s or the Guarantor’s internal control over financial reporting. Since the date of the end of the last fiscal year for which audited financial statements are included or incorporated by reference in each of the General Disclosure Package and the Final Offering Circular, there have been no significant changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(dd) Commission Comments. The Company has received no written comments from the staff of the Commission regarding its periodic or current reports under the Exchange Act that remain unresolved and have not been disclosed in the General Disclosure Package and Final Offering Circular.

(ee) Changes in law. To the best knowledge of the Company and the Guarantors, no change in any laws or regulations is pending that could reasonably be expected to be adopted and if adopted, is reasonably expected to have, individually or in the aggregate with all such changes, a Material Adverse Effect, except as set forth in or contemplated in each of the General Disclosure Package and the Final Offering Circular.

(ff) Foreign Corrupt Practices Act. Neither the Company, the Guarantors nor any of their respective subsidiaries or affiliates, nor any director, officer, or employee, nor, to the Company’s or the Guarantor’s knowledge, any agent or representative of the Company, the Guarantors or of any of their respective subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company, the Guarantors and their respective subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(gg) Money Laundering. The operations of the Company, the Guarantors and their respective subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Guarantors or any of their respective subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company and the Guarantors, threatened.

(hh) OFAC. (i) The Company and each of the Guarantors represents that none of the Company, the Guarantors nor any of their respective subsidiaries, nor any director, officer, or employee thereof, nor, to the Company’s or the Guarantor’s knowledge, any agent, affiliate or representative of the Company, the Guarantors or any of their respective subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Company and each of the Guarantors represents and covenants that they will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) The Company and each of the Guarantors represents and covenants that for the past 5 years, it and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(ii) Certificates. Any certificate signed by any officer of the Company or any Guarantor and delivered to the Purchasers or to counsel for the Purchasers shall be deemed a representation and warranty by the Company and/or the applicable Guarantor to the Purchasers as to the matters covered thereby.

(jj) Independent Engineer. Each of MHA Petroleum Consultants, Inc. (“MHA”) and DeGolyer and MacNaughton (“DGM”) is a petroleum engineering firm from whose reserve reports information is contained or incorporated by reference in the General Disclosure Package and the Final Offering Circular, and acts as independent petroleum engineers with respect to the Company. Other than (i) the production of reserves in the ordinary course of business, (ii) intervening price fluctuations or (iii) as described in the General Disclosure Package and the Final Offering Circular, the Company and the Guarantors are not aware of any facts or circumstances that would result in a material adverse change in its proved reserves in the aggregate, or the aggregate present value of estimated future net revenues of the Company or the Guarantors or the standardized measure of discounted future net cash flows therefrom, as described in the General Disclosure Package and the Final Offering Circular and reflected in the reserve information as of the respective dates such information is given. Except as described in each of the General Disclosure Package and the Final Offering Circular, the General Disclosure Package, including the oil and natural gas production and reserve information and estimates of future net revenues and discounted future net cash flows, complies and the Final Offering Circular, including the oil and natural gas production and reserve information and estimates of future net revenues and discounted future net cash flows, will comply, in all material respects with the applicable requirements of Regulation S-X, Industry Guide 2 under the Securities Act and Statement of Financial Accounting Standards Board No. 69, Disclosures about Oil and Petroleum Producing Activities, as amended to date.

(kk) Litigation. Other than as set forth in each of the General Disclosure Package and the Final Offering Circular, there are no legal or governmental proceedings pending to which the Company, the Guarantors or any of their respective Subsidiaries is a party or of which any property of the Company, the Guarantors or any of their respective Subsidiaries is the subject that, if determined adversely to the Company, the Guarantors or any of their respective Subsidiaries, would individually or in the aggregate have a Material Adverse Effect or that would materially and adversely affect the consummation of the transactions contemplated hereby or that is required to be disclosed in each of the General Disclosure Package or the Final Offering Circular; to the best of the Company’s or the Guarantors’ knowledge, no such proceedings are threatened or contemplated.

(ll) Regulations T, U, X. Neither the Company nor any Guarantor nor any of their respective subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(mm) Ratings. No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) (i) has imposed (or has informed the Company or any Guarantor that it is considering imposing) any condition (financial or otherwise) on the Company’s or any Guarantor’s retaining any rating assigned to the Company or any Guarantor or any securities of the Company or any Guarantor or (ii) has indicated to the Company or any Guarantor that it is considering any of the actions described in Section 7(c)(ii) hereof.

(nn) Class of Securities Not Listed. No securities of the same class (within the meaning of Rule 144A(d)(3)) under the Securities Act as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

(oo) No Registration. The offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and by Rule 144A (“Rule 144A”) or by Regulation S (“Regulation S”) thereunder; and it is not necessary to qualify an indenture in respect of the Offered Securities under the Trust Indenture Act.

(pp) No General Solicitation; No Directed Selling Efforts. Neither the Company, nor any Guarantor, nor any of their respective affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S (“Regulation S”) under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company, the Guarantors, their respective affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Neither the Company nor any Guarantor has entered and neither the Company nor any Guarantor will enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

(qq) Reporting Status. The Company is subject to Section 13 or 15(d) of the Exchange Act.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 93.583% of the principal amount thereof plus accrued interest from February 9, 2011 to the Closing Date (as hereinafter defined), the respective principal amounts of Securities set forth opposite the names of the several Purchasers in Schedule A hereto.

The Company will deliver against payment of the purchase price the Offered Securities to be offered and sold by the Purchasers in reliance on Regulation S (the “Regulation S Securities”) in the form of one or more permanent global Securities in registered form without interest coupons (the “Offered Regulation S Global securities”) which will be deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) for the respective accounts of the DTC participants for Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) and registered in the name of Cede & Co., as nominee for DTC. The Company will deliver against payment of the purchase price the Offered Securities to be purchased by each Purchaser hereunder and to be offered and sold by each Purchaser in reliance on Rule 144A (the “144A Securities”) in the form of one permanent global security in definitive form without interest coupons (the “Restricted Global Securities”) deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. The Regulation S Global Securities and the Restricted Global Securities shall be assigned separate CUSIP numbers. The Restricted Global Securities shall include the legend regarding restrictions on transfer set forth under “Transfer Restrictions” in the Final Offering Circular. Until the termination of the distribution compliance period (as defined in Regulation S) with respect to the offering of the Offered Securities, interests in the Regulation S

Global Securities may only be held by the DTC participants for Euroclear and Clearstream, Luxembourg. Interests in any permanent global Securities will be held only in book-entry form through Euroclear, Clearstream, Luxembourg or DTC, as the case may be, except in the limited circumstances described in the Final Offering Circular.

Payment for the Regulation S Securities and the 144A Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer to an account at a bank acceptable to Credit Suisse drawn to the order of the Company at the office of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, N.Y. 10017 at 9:00 A.M., (New York time), on February 9, 2011 or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “Closing Date”, against delivery to the Trustee as custodian for DTC of (i) the Regulation S Global Securities representing all of the Regulation S Securities for the respective accounts of the DTC participants for Euroclear and Clearstream, Luxembourg and (ii) the Restricted Global Securities representing all of the Offered 144A Securities. The Regulation S Global Securities and the Restricted Global Securities will be made available for checking at the above office of Davis Polk & Wardwell LLP at least 24 hours prior to the Closing Date.

4. Representations by Purchasers; Resale by Purchasers. (a) Each Purchaser severally represents and warrants to the Company and the Guarantors that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

(b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 or Rule 144A. Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

Terms used in this subsection (b) have the meanings given to them by Regulation S.

(c) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company and the Guarantors.

(d) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

(e) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each of the Purchasers severally represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Offered Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Offered Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Offered Securities to the public in that Relevant Member State at any time:

(i) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(ii) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(iii) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the manager for any such offer; or

(iv) in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Offered Securities to the public” in relation to any Offered Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Securities to be offered so as to enable an investor to decide to purchase or subscribe the Offered Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

(f) Each of the Purchasers severally represents and agrees that

(i) (A) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (B) it has not offered or sold and will not offer or sell the Offered Securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Offered Securities would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) by the Company;

(ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Offered Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Guarantors; and

(iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.

5. Certain Agreements of the Company and each Guarantor. The Company and each Guarantor agree with the several Purchasers that:

(a) Amendments and Supplements to Offering Circulars. The Company and the Guarantors will promptly advise the Representatives of any proposal to amend or supplement the Preliminary or Final Offering Circular and will not effect such amendment or supplementation without the Representatives’ consent. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, there occurs an event or development as a result of which any document included in the Preliminary or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material, if republished immediately following such event or development, included or would include an untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company and the Guarantors promptly will notify the Representatives of such event and promptly will prepare and furnish, at its own expense, to the Purchasers and the dealers and to any other dealers at the request of the Representatives, an amendment or supplement which will correct such statement or omission. Neither the Representatives’ consent to, nor the Purchasers’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

(b) Furnishing of Offering Circulars. The Company and the Guarantors will furnish to the Representatives copies of the Preliminary Offering Circular, each other document comprising a part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements to such documents and each item of Supplemental Marketing Material, in each case as soon as available and in such quantities as the Representatives reasonably request. At any time when the Company is not subject to Section 13 or 15(d), the Company and the Guarantors will promptly furnish or cause to be furnished to the Representatives (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

(c) Blue Sky Qualifications. The Company and the Guarantors will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as the Representatives designate and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.

(d) Reporting Requirements. For so long as the Offered Securities remain outstanding, the Company and the Guarantors will furnish to the Representatives and, upon request, to each of the other Purchasers, as soon as practicable after the end of each fiscal year, a copy of their respective annual reports to shareholders for such year; and the Company and the Guarantors will furnish to the Representatives and, upon request, to each of the other Purchasers (i) as soon as available, a copy of each report and any definitive proxy statement of the Company and the Guarantors filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company and the Guarantors as the Representatives may reasonably request. However, so long as the Company and the Guarantors is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Purchasers.

(e) Transfer Restrictions. During the period of one year after the Closing Date, the Company will, upon request, furnish to the Representatives, each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

(f) No Resales by Affiliates. During the period of one year after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Offered Securities that constitute “restricted securities” under Rule 144 under the Securities Act that have been reacquired by any of them other than pursuant to an effective registration statement under the Securities Act or in accordance with Rule 144 under the Securities Act.

(g) Investment Company. During the period of one year after the Closing Date, neither the Company nor any Guarantor will be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(h) Payment of Expenses. The Company and the Guarantors will pay all expenses incidental to the performance of their respective obligations under this Agreement, the Indenture and the Registration Rights Agreement, including but not limited to (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, and, as applicable, the Exchange Securities (as defined in the Registration Rights Agreement), the preparation and printing (to the extent applicable) of this Agreement, the Registration Rights

Agreement, the Offered Securities, the Indenture, the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements thereto, each item of Supplemental Marketing Material and any other document relating to the issuance, offer, sale and delivery of the Offered Securities; (iii) any expenses (including reasonable fees and disbursements of counsel to the Purchasers) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions in the United States and Canada as the Representatives designate and the preparation and printing of memoranda relating thereto; (iv) any fees charged by investment rating agencies for the rating of the Securities or the Exchange Securities and (v) expenses incurred in distributing the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular (including any amendments and supplements thereto) and any Supplemental Marketing Material to the Purchasers. The Company and the Guarantors will also pay or reimburse the Purchasers (to the extent incurred by them) for costs and expenses of the Purchasers and the Company’s officers and employees and any other expenses of the Purchasers, and the Company and the Guarantors relating to investor presentations on any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s and the Guarantors’ officers and employees and any other expenses of the Company and the Guarantors including the chartering of airplanes.

(i) Use of Proceeds. The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Purchaser.

(j) Absence of Manipulation. In connection with the offering, until the Representatives shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, neither the Company, the Guarantors nor any of their respective affiliates will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of their affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

(k) Restriction on Sale of Securities. Except as contemplated by the Registration Rights Agreement, for a period of 90 days after the date hereof, neither the Company nor any Guarantor will, directly or indirectly, take any of the following actions with respect to any United States dollar-denominated debt securities issued or guaranteed by the Company or such Guarantor and having a maturity of more than one year from the date of issue or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Securities Act relating to Lock-Up Securities or publicly disclose the intention to take any such action, without the prior written consent of the Representatives. Neither the Company nor any Guarantor will at any time directly or indirectly, take any action referred to in clauses (i) through (v) above with respect to any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Rule 144A or Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

6. Free Writing Communications. (a) Issuer Free Writing Communications. The Company and each Guarantor represents and agrees that, unless it obtains the prior consent of the Representatives, and each Purchaser represents and agrees that, unless it obtains the prior consent of the Company and The Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Communication.

(b) Term Sheets. The Company consents to the use by any Purchaser of a Free Writing Communication that (i) contains only (A) information describing the preliminary terms of the Offered Securities or their offering or (B) information that describes the final terms of the Offered Securities or their offering and that is included in or is subsequently included in the Final Offering Circular, including by means of a pricing term sheet in the form of Exhibit B-1 hereto, or (ii) does not contain any material information about the Company or any Guarantor or their securities that was provided by or on behalf of the Company or any Guarantor, it being understood and agreed that the Company and each Guarantor shall not be responsible to any Purchaser for liability arising from any inaccuracy in such Free Writing Communications referred to in clause (i) or (ii) as compared with the information in the Preliminary Offering Circular, the Final Offering Circular or the General Disclosure Package.

7. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties of the Company and the Guarantors herein (as though made on the Closing Date), to the accuracy of the statements of officers of the Company and the Guarantors made pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letters. The Purchasers shall have received letters, dated, respectively, the date hereof on the General Disclosure Package and the Closing Date on the Final Offering Circular, from each of Grant Thornton LLP and Smith, Carney & Co., each confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in the form of, Exhibit A-3 and Exhibit A-4, respectively, hereto (except that, in any letter dated on the Closing Date, the specified date referred to in Exhibit A-3 and Exhibit A-4 hereto shall be a date no more than three days prior to such Closing Date).

(b) Engineering Firms Letters. At the time of execution of this Agreement and the Closing Date, the Purchasers shall have received from each of MHA and DGM, a letter, in form and substance satisfactory to and addressed to the Purchasers with respect to: (i) the estimated quantities of the Company’s proved net reserves, (ii) the future net revenues from those reserves, (iii) their present value as set forth in the General Disclosure Package and the Final Offering Circular and (iv) such related matters as the Purchaser shall reasonably request.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, the Guarantors and their respective Subsidiaries taken as a whole which, in the judgment of the Representatives is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company or any Guarantor by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company or any Guarantor (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company or any Guarantor has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or NASDAQ Stock Market, or any setting of minimum or maximum prices for trading on such exchanges; (v) or any suspension of trading of any securities of the Company or any Guarantor on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it in the judgment of the Representatives impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d) Opinion and 10b-5 Statement of Counsel for Company. The Purchasers shall have received from (i) Andrews Kurth LLP, special counsel for the Company and the Guarantors, an opinion and negative assurance, dated the Closing Date, in the form attached hereto as Exhibit A-1, and (ii) Crowe & Dunlevy, A Professional Corporation, Oklahoma counsel for the Company and the Guarantors, an opinion, dated the Closing Date in the form attached hereto as Exhibit A-2.

(e) Opinion and 10b-5 Statement of Counsel for Purchasers. The Purchasers shall have received from Davis Polk & Wardwell LLP, counsel for the Purchasers, such opinion or opinions, dated the Closing Date and a negative assurance letter, with respect to such matters as the Representatives may require, and the Company and the Guarantors shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Davis Polk & Wardwell LLP may rely as to the incorporation of the Company and all other matters governed by Oklahoma law upon the opinion of Crowe & Dunlevy referred to above.

(f) Officers’ Certificate. The Purchasers shall have received certificates, dated the Closing Date, of an executive officer of the Company and the Guarantors and a principal financial or accounting officer of the Company and the Guarantors in which such officers shall state that the representations and warranties of the Company and the Guarantors in this Agreement are true and correct, that the Company and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the date of the most recent financial statements in the General Disclosure Package there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, the Guarantors and their respective subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificates.

(g) Indenture. The Purchasers shall have received a counterpart of the Indenture that shall have been executed and delivered by a duly authorized officer of the Company, the Guarantors and the Trustee.

(h) Registration Rights Agreement. The Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Company, the Guarantors and the Purchasers.

(i) Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and the Guarantors in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(j) DTC. The Offered Securities shall be eligible for clearance and settlement through DTC.

(k) Concurrent Equity Offering. The successful closing of the Equity Offering shall have been consummated substantially concurrently with the closing of the Offered Securities.

(l) Amendment and Restatement of Revolving Credit Agreement. On or prior to the Closing Date, the amendment and restatement to the existing Revolving Credit Agreement shall have become effective.

(m) Chief Financial Officer’s Certificate. The Purchasers shall have received a certificate of the Chief Financial Officer of the Company, dated as of the date hereof and as of the Closing Date, in the form attached hereto as Exhibit A-5.

The Company and the Guarantors will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. The Representatives may in their sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder.

8. Indemnification and Contribution. (a) Indemnification of Purchasers. The Company and the Guarantors will indemnify and hold harmless each Purchaser, its officers, employees, agents, partners, members, directors and its affiliates and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Free Writing Communication (including with limitation, any Supplemental Marketing Material) or arise out of or are based upon the omission or alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating, preparing or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto) whether threatened or commenced and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Representatives specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

(b) Indemnification of Company. Each Purchaser will severally and not jointly indemnify and hold harmless the Company, the Guarantors and each of their respective directors and each of their respective officers and the Guarantors and each person, if any, who controls the Company or such Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Purchaser Indemnified Party”), against any losses, claims, damages or liabilities to which such Purchaser Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Free Writing Communication or arise out of or are based upon the omission or the alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Purchaser Indemnified Party in connection with investigating, preparing or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Purchaser Indemnified Party is a party thereto) whether threatened or commenced based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of (i) the following information in the Preliminary and Final Offering Circular furnished on behalf of each Purchaser under the caption “Plan of Distribution” sentence 2 of paragraph 11 and paragraphs 12 and 13; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement.

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless 1) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or 2) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Purchasers and all persons, if any, who control any Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Purchasers and such control persons and affiliates of any Purchasers, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or failure to act by or on behalf of any indemnified party.

(d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint. The Company, the Guarantors and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 10. As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors or their respective officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company, the Guarantors or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company, the Guarantors shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company, the Guarantors and the Purchasers pursuant to Section 8 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 7(c), the Company and the Guarantors will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

11. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD and Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036; Attention: Attention: High Yield Syndicate Desk or, if sent to the Company or the Guarantors, will be mailed, delivered or telegraphed and confirmed to it at GMX Resources, Inc.; One Benham Place, 9400 North Broadway, Suite 600, Oklahoma City, Oklahoma 73114, Attention: Chief Financial Officer; provided, however, that any notice to a Purchaser pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and the controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.

13. Representation of Purchasers. You will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by the Representatives will be binding upon all the Purchasers.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Absence of Fiduciary Relationship. The Company and the Guarantors acknowledge and agree that:

(a) No Other Relationship. The Representatives have been retained solely to act as initial purchaser in connection with the initial purchase, offering and resale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Guarantors and the Representatives has been created in respect of any of the transactions contemplated by this Agreement or the Preliminary or Final Offering Circular, irrespective of whether the Representatives have advised or are advising the Company or the Guarantors on other matters;

(b) Arm’s-Length Negotiations. The purchase price of the Offered Securities set forth in this Agreement was established by the Company and the Guarantors following discussions and arms-length negotiations with the Representatives and the Company and the Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company and the Guarantors have been advised that the Representatives and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Guarantors and that the Representatives have no obligation to disclose such interests and transactions to Company or the Guarantors by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company and the Guarantors waive, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the Company or the Guarantors in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company or the Guarantors.

16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company and the Guarantors hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Guarantors irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

If the foregoing is in accordance with the Purchasers’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company, the Guarantors and the several Purchasers in accordance with its terms.

Very truly yours,

GMX RESOURCES INC.

	By:	/s/ James A. Merrill
Name: James A. Merrill
Title: Chief Financial Officer

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.	DIAMOND BLUE DRILLING CO.

	By:	/s/ James A. Merrill
Name: James A. Merrill
Title: VP and Secretary

ENDEAVOR PIPELINE INC.

	By:	/s/ James A. Merrill
Name: James A. Merrill
Title: VP and Secretary

Acting severally on behalf of themselves and as the Representatives of the several Purchasers named in Schedule A hereto.

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ David S. Alterman
Name: David S. Alterman
Title: Managing Director

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Vojtek Kaminski
Name: Vojtek Kaminski
Title: Vice President

SCHEDULE A

Manager	Principal Amount of Offered Securities

Credit Suisse Securities (USA) LLC	$84,000,000

Morgan Stanley & Co. Incorporated	$56,000,000

Capital One Southcoast, Inc.	$30,000,000

BNP Paribas Securities Corp.	$20,000,000

Tudor, Pickering Holt & Co. LLC	$10,000,000

Total	$200,000,000

SCHEDULE B

Issuer Free Writing Communications (included in the General Disclosure Package)

1. Final term sheet, dated February 4, 2011, a copy of which is attached hereto as Exhibit B-

Exhibit B-1

High Yield Capital Markets

Issuer:	GMX Resources Inc. (the “Issuer”)

Security Description:	11.375% Senior Notes due 2019 (the “Notes”)

Face:	$200,000,000

Gross Proceeds:	$193,666,000

Coupon:	11.375%

Maturity:	February 15, 2019

Offering Price:	96.833%

Yield to Maturity:	12.000%

Spread to Treasury:	885 basis points

Benchmark:	2.750% UST due February 15, 2019

Interest Payment Dates:	February 15 and August 15

Record Dates:	February 1 and August 1

Commencing:	August 15, 2011

Optional Redemption:	Callable, on or after the following dates, and at the following prices:

	Date	Price
	February 15, 2015	108.531%
	February 15, 2016	105.688%
	February 15, 2017	102.844%
	February 15, 2018	100.000%
	and thereafter

Make-Whole:	Callable prior to first call date at make-whole call of T+50

Equity Clawback:	Redeem until February 15, 2014 at 111.375% for up to 35.0%

Trade Date:	February 4, 2011

Settlement Date:	February 9, 2011 (T+3)

CUSIP Numbers:	144 A CUSIP: 38011M AK4
	Reg S CUSIP: U3822V AB4
	144 A ISIN: US38011MAK45
	Reg S ISIN: USU3822VAB46

Min. Allocation:	$2,000

Increments:	$1,000

Joint Book-Running Managers:	Credit Suisse Securities (USA) LLC Morgan Stanley & Co. Incorporated

Joint Lead Managers:	Capital One Southcoast, Inc. BNP Paribas Securities Corp.

Co-Manager:	Tudor, Pickering, Holt & Co.

Concurrent Equity Offering:	Concurrently with this offering of Notes, the Issuer is conducting a registered offering of 21,075,000 shares of its common stock and, at the option of the underwriters of the Equity Offering, up to 3,161,250 additional shares of common stock to cover any over-allotments (the “Equity Offering”), at a public offering price of $4.75 per share.

High Yield Capital Markets

Capitalized terms used but not defined in this communication shall have the meaning ascribed to them in the Preliminary Offering Circular (the “Offering Circular”), dated January 28, 2011, related to the offering of the notes.

This communication is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy any security. No offer to buy securities described herein can be accepted, and no part of the purchase price thereof can be received, unless the person making such investment decision has received and reviewed the information contained in the relevant prospectus or offering circular in making their investment decisions. This communication is not intended to be a confirmation as required under Rule 10b-10 of the Securities Exchange Act of 1934. A formal confirmation will be delivered to you separately. This notice shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. The notes will be offered and sold to qualified institutional buyers in the United States in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Act”), and to persons in offshore transactions in reliance on Regulation S under the Act. The notes have not been registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from the registration requirements.

SCHEDULE C

Guarantors

Diamond Blue Drilling Co.

Endeavor Pipeline Inc.

SCHEDULE D

Significant Subsidiaries of the Company

Diamond Blue Drilling Co.

Endeavor Pipeline Inc.

Endeavor Gathering LLC

SCHEDULE E

Subsidiaries of the Company

Diamond Blue Drilling Co.

Endeavor Pipeline Inc.

Endeavor Gathering LLC